UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  December 1, 2020

Stratus Capital Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-56093	83-1161556
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

8480 East Orchard Road, Suite 110, Greenwood Village, Colorado 80111

(Address of principal executive offices, including zip code)

(720) 214-5000

Registrant’s telephone number, including area code

______________________________

(Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company /x/

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. /_/

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2020, Mr. Richard Dean resigned as Chief Executive Officer, President and Chairman of the Board, effective immediately. He remains a Director and will continue serving in that position. Concurrently, the Board of Directors of the Company appointed Mr. Pedro C. Gonzalez as the Company's Chief Executive Officer, President and Chairman of the Board. Mr. Gonzalez currently serves as the Company's Chief Financial Officer and Secretary and will continue serving in those positions.

The Company has appointed Mary Helen Cobb and John L. Page as Executive Vice-Presidents and officers of the Company effective December 1, 2020.

Their biographical information is as follows:

Mary Helen Cobb, age 61

Ms. Cobb is appointed Executive Vice President of Stratus Capital Corporation effective December 1, 2020. She has served in several economic development, strategic and advisory leadership roles within public, private, and international organizations.

While as a senior strategic advisor to Economic Modeling Specialists, International (EMSI) from 2017 to 2019 – an international labor analytics company – she focused on business development activities at the city, state & federal levels. She spearheaded a partnership with the Federal Government to better identify and secure talent through skills and competency-based hiring.

Preceding EMSI, (2014-2015) Mary Helen’s entrepreneurship led her to Bloomberg Businessweek as an advisor to the magazine’s special issues publication (980,000 subscribers) which highlighted success stories of economic development activities coordinated by various mayors and governors.

Fundamental to her public and private economic development leadership, she served as the Vice President of Membership and Partnerships at the International Economic Development Council (IEDC) in Washington, DC (2006-2014). The IEDC is a 5,000-member international organization of private, city, state, provincial, chambers of commerce, universities and federal professionals focused on creating economic wealth within their communities. Notably in 2012, she initiated and worked with the international team to create and establish an Economic Development Curriculum course of study within the university system in the Republic of South Africa.

Ms. Cobb is a 1981 graduate of George Washington University (formerly Mount Vernon College) with a B.A. in Public Affairs, Government & Communications.

John L. Page, age 54

Mr. Page is appointed Executive Vice President of Stratus Capital Corporation effective December 1, 2020.

Mr. Page is Co-Founder/Managing Partner of Audex Capital, LLC (since August 2020). From August 2019 until August 2020, he was consulting for a private equity firm in Canada. Mr. Page was Director of Institutional Fixed Income Sales & Trading at Brownstone Investment Group from 2014 until 2019. From January 2010 until March 2014, he was SVP of Institutional Sales & Trading at Carolina Capital Markets. From 2007-2010 Cranwood Capital Management, a fixed-income arbitrage hedge fund. From 1992 – 2010 Mr. Page worked for some of the leading firms on Wall Street; such as, Lehman Brothers, Raymond James, CIBC Oppenheimer and UBS Paine Webber.

Mr. Page holds a Series 7 and 63 securities licenses that are currently inactive. He received his B.A. Political Science from Roanoke College in 1989.

Compensation

Mr. Gonzalez, Ms. Cobb, and Mr. Page will be eligible for the Company stock option program, which is authorized but yet to be defined. In addition to an annual base salary yet to be determined, for services provided, Mr. Gonzalez will receive annual stock compensation of 60,000 shares of common stock, Ms. Cobb will receive annual stock compensation of 60,000 shares of common stock and a one-time stock compensation of 60,000 shares of common stock, and Mr. Page will receive annual stock compensation of 120,000 shares of common stock and a one-time stock compensation of 120,000 shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

STRATUS CAPITAL CORP.

By: /s/ Pedro C. Gonzalez

_____________________________

Pedro C. Gonzalez,

Title: Chief Executive Officer

Date: December 4, 2020